3 November 2016

Quantum Materials Corp, tiny Products, GIANT Potential

by Peter Epstein, CFA, MBA | posted in: Interviews, Nano Materials / Tech, Quantum Dots, Quantum Materials Corp

Quantum Materials Corp (“QMC”) (OTC: QTMM) is neck-deep into the fascinating world of quantum dot (“QD”) technology. Haven’t heard of QDs? You will be hearing a lot more about them soon enough, as they’re increasingly embedded into a new generation of LCD TVs. Like lithium-ion batteries, QD technology has been around for decades, but only now is starting to make serious inroads into a widening range of end-uses, most notably display monitors.

When QDs are integrated into LCDs, they enable a much more vibrant color spectrum, in part by expanding the gamut of colors perceivable by the human eye. Key to the story is that QD-embedded LCDs compare very favorably to OLED TVs, currently the top-tier TV on the market. OLEDs are very expensive though, and unlike in LCDs, where costs have been slashed in recent years, there’s no telling if OLED TV prices will fall nearly as fast or as far. However, it’s likely that they won’t, simply because as an incumbent technology, LCDs are produced on a massive scale by dozens of manufacturers.

Enough of the tech talk. Most people walk into a Best Buy and purchase the biggest TV at the lowest cost, in many cases willing to pay 10% or 15% more for a name brand like LG or Samsung. Some tech-savvy websites say that top of the line QD-enabled LCDs match OLEDs in overall picture quality. ConsumerReports.org does not necessarily support that thesis. It has OLEDs as the top 5 rated TVs and only then do QD LCDs come into view. However, the ratings are not terribly far apart, and OLEDs are typically 75% to 150% more expensive. We’re talking about a price difference that can be in the $1,000(s), not just $100s. Bottom line? QD LCD TV’s will very likely proliferate, and companies with strong QD technology and manufacturing platforms are well positioned to thrive.

That’s where QMC comes in. I spent a lot of time understanding the key aspects of QDs before interviewing the Company’s CEO, Sri Peruvemba. In speaking with him, one can stumble deep into the weeds very quickly. We agreed to keep the interview at the 30,000–foot level. The views expressed herein are entirely those of Mr. Peruvemba.

Sri, please tell readers more about Quantum Materials Corp?

Quantum Materials Corp (“QMC”) [OTCQB: QTMM] is an innovative technology company that is primarily a manufacturer of quantum dots (“QDs”). We have developed a proprietary, IP-protected technology and process to manufacture QDs on a highly scalable basis, an achievement not common in the industry. A key competitive advantage is the continuous-flow production capacity we engineered to allow us to produce premium quality quantum dots for QD-enabled LCDs (“QD LCDs”).

Quantum dots are truly amazing. They’re a thousand-times smaller than microscopic crystals, or nano-crystals, which, when excited by UV to blue light, emit light of different colors depending on the material and size of the nano particle. Imagine shining a flashlight on a baseball and it glowing bright red. That’s the general idea of a quantum dot, except, of course, almost inconceivably smaller in size.

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With our innovative approach, we aim to leapfrog traditional batch synthesis (non-uniform) production platforms. We’re confident we can ship large, industrial-scale quantities of QDs, at very competitive prices. Samples have been sent to a number of the largest display technology companies in the world. A single commercial purchase order would put QMC on the map.

We have recruited some of the most accomplished scientists, researchers, engineers, and production personnel in the material sciences industry. This was a key factor in my decision to join QMC, I think we have an outstanding team, especially given our small size.

How large are the existing markets that you plan to penetrate? What new markets do you envision?

The most immediate market (and the one in which we have most traction), is in LCD TVs, representing hundreds of millions of units per year. QDs can also be used in billboards, monitors, laptops, & tablet devices. Each of these segments also represent the potential for hundreds of millions of units annually, so these display markets represent by far our biggest focus.

QMC was founded to drive QD solar energy (photovoltaic, or QDPV) development. We have a wholly-owned subsidiary to fulfill the promise that QDs hold in expanding PV implementation. A major advantage of QDPV is that established PV cells depend on relatively thick layers of material for adequate light energy absorption. By contrast, QDPV devices possess absorption rates orders-of-magnitude higher, they can absorb infrared energy at night and on cloudy days. That radically reduces the thickness and therefore the materials required, meaningfully cutting manufacturing costs.

So, quantum dot technology moderately enhances the picture quality of LCD TVs and other display monitors at less cost. Is there more to the story?

That’s a good question. Yes, there is more to the story, especially with regard to solar and a number of other exciting end uses. For us though, higher quality QDs in much greater quantities and at significantly lower cost is our mantra. Our quantum dots will substantially enhance the picture quality of a LCD TV. Over time, we fully expect our QDs to be used in other products; we will be wholesaling them to companies spearheading widespread adoption of new end uses. As such, we will sidestep the technologically competitive and brand penetration risks of our customers.

Competition must be fierce, including from giants like Samsung. How can your company thrive in this environment?

I get asked that a lot! Much of the competition comes from smaller firms, like ours, trying to disrupt larger players. Some have won designs and shipped QDs into TV applications. We have patents and valuable IP licenses, and our scalable QD manufacturing process is highly automated, so we can offer customers both high quality and high capacity that’s not significantly impacted by labor or geography. We see the larger players in the industry as potential customers and partners rather than competitors. Most don’t have well-established, high-quality quantum dot technology in house, or sufficient manufacturing capacity. Large players should be eager to partner with a company like QMC.

You said large & small, public & private companies are already using quantum dots. What can you say about the cost, quality, and other elements of existing QDs?

Much of the success in the market emanates from companies that have supplied cadmium-based (heavy metal) QDs. This is important because, with restrictions on the use of cadmium in Europe and Japan, the future for those products is not bright. We are not the only game in town, but the volumes of products supplied by competitors is still quite small. Since we use manufacturing processes that we believe are superior, we expect to deliver a better product suite, again, at a very competitive price.

What about technology risk from new methods of producing quantum dots? Could your Intellectual Property become obsolete?

We are the new method for making QDs; we are the ones posing a risk to the incumbent’s IP. Our IP is strong, and we are always developing new IP to secure and consolidate our position in the market. This is still an emerging science, so I expect a lot of developments in the next decade, and we’re seeing a lot of research being done at universities, as well as at large and small companies. No one knows for sure, but the expanding size and wider range of end-uses promise a large QD market for the foreseeable future.

If quantum dot technology has been around for decades, why hasn’t the market taken off?

Developing and optimizing the quality of materials and integrating new core technologies such as QDs takes time. It’s no different from the original LCD & OLED technologies that took decades to develop. No different from lithium-ion batteries that are becoming ubiquitous. Products from select companies are shipping, and there are TVs in the market that utilize QDs. However, it’s still early days, and the market is huge. While we think we have an opportunity to capture substantial market share, even more modest penetration could, over time, amount to hundreds of millions in revenue. Not bad for a company with an Enterprise Value [market cap + debt – cash] of US$25 million.

Do you feel that QMC has a finite window of opportunity during which it has to gain traction or risk missing key growth stages in the market?

Yes, each market from TV to Solar to innovative uses to ensure the authenticity of pharmaceuticals, each have windows of opportunity. We are constantly monitoring these windows to make sure we’re well–positioned, and we think we are. However, as mentioned, display represents the clearest path to revenue generation. Solar provides us with longer-term potential, potential for which we could possibly self-fund based on cash flow from our display segment.

I understand that the Company has been sending sample material to a number of parties. What type of end-users are being targeted?

Yes, that’s right. Companies receiving samples are those able to take our QDs and produce film composites for use in TVs and other display applications. We are talking about a handful of large, well-established players in the TV supply chain. This is a critical step for us, and we think it demonstrates where we stand in our development phase. Small companies like ours are able to sell samples because our customers believe that our technology and our ability to operate at industrial-scale is secure. That means the ability to ramp up if/when we receive commercial-scale purchase orders. And, look, the companies buying our samples aren’t playing games, the display industry is a serious business. There’s lots of money at stake, including investment on their part to evaluate our samples and make QD-composite films.

To the extent that you believe the valuation of QMC is attractive, why should readers consider investing now? Why not wait for commercial purchase orders?

As evidenced by major TV manufacturers beginning to offer QD-enhanced model lines, QDs have arrived, but the market is wide open. If we are at a tipping point in QDs, then waiting for a major de-risking event like a purchase order could mean missing out on a large move in the share price. It’s that simple. We’re confident that our team can provide QDs of the highest quality, in the volumes necessary, for wholesale commercial introduction. If we can execute on that premise, QMC could be a very interesting company. Still, there remains considerable risk. We’ve been at this for years but have yet to cross the finish line. That’s the unmistakable risk/reward proposition for investors, an opportunity which evolves as a company goes from, “lab to fab.” We have a great future ahead of us, and we’re aiming to create a valuable company for our employees, customers and shareholders.

Sri, thank you so much for your time and thought-provoking answers. Quantum dots are hard to conceptualize, but their functionality and importance in a growing number of end uses is just beginning. I hope this interview serves as inspiration to learn more about quantum dots and about Quantum Materials Corp (OTC: QTMM). For further information on this subject, please take a look at the following:

Corporate Website

Press releases

QDs in solar windows

Samsung on QDs

What are QDs?

Disclosures: Quantum Materials Corp. is a company that I, Peter Epstein, CFA, MBA, am invested in. I have no existing or prior relationship with CEO, Sri Peruvemba or QMC. QMC is a small cap company will all the attendant risks. This interview is in no way whatsoever a recommendation or solicitation to buy or sell any security.